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                CONSENT OF INDEPENDENT AUDITORS

          We consent to the use of our report dated October 12, 1999, accompanying the financial statement of the Morgan Stanley Dean Witter Select Equity Trust Morgan Stanley High-Technology 35 Index Portfolio 99-4 (Registration Statement No. 333-87321), included herein and to the reference to our Firm as experts un-der the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.




Deloitte & Touche LLP
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Deloitte & Touche LLP
October 12, 1999
New York, New York